Exhibit 10.21

Zhengzhou General Construction Investment Company

Henan Xinyuan Real Estate Co., Ltd.

Zhengzhou Jiantou Project Consulting Co., Ltd.

Joint Shareholding

Zhengzhou Jiancheng Real Estate Co., Ltd., changing its name to

Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.

Share Transfer Agreement

Share Transfer Agreement

Party A: Zhengzhou General Construction Investment Company

Legal Representative: CHEN Xin, General Manager

Address: 1 Youai Road, Zhengzhou City, Henan Province

Party B: Henan Xinyuan Real Estate Co., Ltd.

Legal Representative: ZHANG Yong, Chairman of the Board

Address: 11 Jingjin Building, 25 Huanghe Road, Zhengzhou City

Party C: Zhengzhou Jiantou Project Consulting Co., Ltd.

Legal Representative: CHEN Min, Chairman of the Board

Address: 152 Songshan Road, Zhengzhou City

WHEREAS Parties A, B, and C have engaged in comprehensive feasibility discussions, investigations and research,

THEREFORE the three parties hereby unanimously agree to engage in equity shareholding cooperation and on the basis of Zhengzhou Jiancheng Real Estate Co., Ltd., which was jointly founded by Zhengzhou General Construction Investment Company and Zhengzhou Jiantou Project Consulting Co., Ltd., by changing the registered name of Zhengzhou Jiancheng Real Estate Co., Ltd. and injecting capital into it, thereby establishing Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd. (hereinafter referred to as “the Company”). For this purpose, Parties A, B, and C, in accordance with the “Company Law of the PRC”, “Contract Law of the PRC” and the stipulations of other relevant laws and regulations, and on the basis of the principles of equality, mutual benefit and friendly consultations, hereby establish this Equity Joint Venture Agreement.

Article 1: Consensus on Cooperation

1.1 Parties A, B, and C agree as follows: Based on the complementary strengths of Party A, with strengths in investment and financing, and Party B, with strengths in real estate development, Parties A, B and C shall cooperatively restructure Zhengzhou Jiancheng Real Estate Co., Ltd., thereby forming Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd., which shall embody the cooperative spirit of resource integration, shall be conducive to maximal utilization of the strengths of Parties A and B, and shall realize improved corporate efficiency and societal effectiveness on the real estate market.

1.2 The Company’s operations shall be primarily positioned as:

1.2.1 Participation in Tier I land development projects;

1.2.2 Participation in SOE land redevelopment projects;

1.2.3 Participation in governmental old city reconstruction projects and “urban village” reform projects;

1.2.4 Participation in governmental affordable housing projects;

1.2.5 Unless Party B agrees, non-participation in development projects that would compete with Party B.

Article 2: Company Type and Scope of Operations

2.1 The Company type is a Limited Liability Corporation.

2.2 The registered address of the Company is in Zhengzhou City, Henan Province.

Company address:                                         , Zhengzhou City, Henan Province

2.3 The Company’s mission statement is as follows: In accordance with national laws, regulations and other relevant rules, and following the orientation of the market, we shall do our utmost to improve the Company’s economic performance and the brand’s reputation when developing, selling, and renting real estate and accompanying service facilities. We shall pursue sustained and stable development of the Company, and shall do our best to increase the Company’s value in order to maximize the interests of the shareholders.

2.4 The Company’s scope of operations is: the development, sale and rental of real estate and accompanying service facilities.

Article 3 Registered Capital and Subscription

3.1 The Company’s registered capital shall be 10,000,000 (ten million) RMB.

3.2 Parties A, B and C shall contribute capital in the following ways and in the following amounts:

3.2.1 Party A shall inject 5,000,000 (five million) in cash, and shall hold 50% of the Company’s equity;

3.2.2 Party B shall inject 4,500,000 (four million five hundred thousand) in cash, and shall hold 45% of the Company’s equity;

3.2.3 Party C shall inject 550,000 (five hundred fifty thousand) in cash, and shall hold 5% of the Company’s equity.

3.3 Within 2 working days after registration of the change of the Company’s name, a temporary Company bank account will be opened, and within 3 days after the temporary bank account is opened, Parties A, B and C shall deposit their cash allocations into the Company’s temporary bank account, completing the capital contribution.

3.4 The capital contributions of Parties A, B and C shall be verified by a qualified institution, and after the verification report or correlated evidence is provided, Parties A and B shall transfer 45% of the equity to Party C, complete equity transfer change of registration, and modify the Company’s Articles of Incorporation.

3.5 After the change in Company registration is completed, the Company shall issue a “Proof of Capital Contribution Certificate” to each contributing party.

Article 4 Responsibilities, Representations, and Warrantees

4.1 The responsibilities of Parties A, B and C

4.1.1 Abide by the Articles of Incorporation of the Company

4.1.2 Subscribe capital in accordance with all representations made on the amount of capital and the method of capital injection;

4.1.3 Guard closely the Company’s trade secrets;

4.1.4 Warrant that the capital contributions are deposited on time and in the proper amounts;

4.1.5 Actively assist the Company in carrying out registration with departments of Industry and Commerce and other such matters;

4.1.6 Allocate profits in accordance with the equity ratio held by each party;

4.1.7 Carry out voting in accordance with the equity ratio held by each party;

4.1.8 Transfer, donate, or pledge the shares held by each party in accordance with the law, government regulations and the stipulations of the Company’s Articles of Incorporation;

4.1.9 In the event of the termination or liquidation of the Company, allocate the remaining assets of the Company in accordance with the equity holding ratio.

4.1.10 Other rights and obligations endowed by law, administrative regulations and the Company’s Articles of Incorporation.

4.2. Procedures for Changes to Company

4.2.1 Parties A, B and C jointly designate [                    ] as a representative or jointly entrust representative [                    ] to serve as applicant, to complete Company registration with the registration institution;

4.2.2 Should the application for establishment of the Company no longer represent the original cooperative intent of Parties A, B and C, then upon mutual agreement by Parties A, B and C, the application for establishment of the Company may be stopped, and all expenses incurred shall be equally divided among the 3 parties.

4.3 Party A representations: In accordance with the stipulations of the Company’s Articles of Incorporation, Party A represents that it will participate in all of the Company’s major policy decisions; fully support the Company with its strengths in capital superiority and government resources, and when Company construction or expansion projects require amortized capital, beyond providing funding in accordance with Party A’s equity holding, if there is still a gap in capital, Party A may use its own strengths to raise money to fill a portion of the capital gap; for the amortized capital in excess of Party A’s equity ratio, the Company shall, when the Company meets commercial bank loan conditions or when it is able to pay back loans, return the money to Party A as soon as possible.

4.4 Party B representations: Party B represents that it shall fully utilize its brand name and business management experience, and shall, in accordance with current laws and the permitted scope of business, choose and appoint qualified and experienced managers to diligently carry out Company business and, in accordance with the stipulations of the Company Articles of Incorporation, participate in major Company policy decisions and take responsibility for the daily operations of the Company.

4.5 Party C representations: Party C represents that it shall participate in the major policy decisions of the Company in accordance with the Company’s Articles of Incorporation.

4.6 Parties A, B, and C all agree: While meeting the precondition of executing the policy decisions and resolutions of the Board of Directors, the management, under the leadership of the General Manager, shall take full responsibility for the operations and management of the Company.

4.7 Parties A, B, and C all agree: The Company performance indexes may be merged to show on the balance sheets of the enterprises of contributing shareholders.

4.8 All of the unresolved issues from what was originally the Zhengzhou Jiancheng Real Estate Co., Ltd. shall be the responsibility of Party A to resolve. When necessary, Parties A, B, and C shall entrust an auditing firm to perform an audit.

Article 5 Transfer of Equity

5.1 Should a shareholder transfer all or a portion of equity to a non-shareholding party, then it must obtain the approval of the other shareholders. Shareholders who do not agree should purchase the capital contribution to be transferred. If they do not purchase the capital assets to be transferred, they shall be deemed as agreeing to the transfer.

5.2 When a shareholder transfers equity to a non-shareholding party, under equal conditions, the other shareholders have the right of first refusal to purchase the shares.

Article 6 Related Transactions

6.1 When the Company requires, for operational reasons, short term borrowing of capital from Party A and Party B, capital fee interest rates shall be calculated at a rate not higher than a bank loan interest rate offered during the same time period.

6.2 When the projects developed by the Company require related transactions with Party B and subsidiary companies controlled by Party B, these transactions shall be concluded through a written agreement, and the parties shall abide by the principles of equality, voluntarity, equal pricing, and compensation. The prices and fees for related transactions shall, in principle, not deviate from the standard for market prices or fees offered by independent third parties.

6.3 The rules governing other related transactions shall be established by the Board of Directors, and shall be executed after said rules are reported to the Shareholders’ meeting and the Shareholders’ meeting has granted approval.

Article 7 Board of Directors

7.1 After the Business License of the Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd. is changed, signed and issued, the Board of Directors shall be reorganized. The Company’s Board of Directors shall consist of 5 (five) directors. Party A shall recommend 3 (three) candidates for the Board, and Party B shall recommend 2 (two) candidates for the board.

7.2 The Company shall have 1 (one) Chairman of the Board, who will be appointed by Party A from among the 5 (five) members of the Board of Directors.

7.3 The Board of Directors shall exercise the following powers:

7.3.1 Responsibility for convening the Shareholders’ meeting, and reporting to the Shareholders’ meeting;

7.3.2 Execute the resolutions of the Shareholders’ meeting;

7.3.3 Determine the operational and investment plans of the Company;

7.3.4 Establish the annual fiscal budget and final accounting plans of the Company;

7.3.5 Establish the Company’s plans for profit sharing plan and remedy for losses;

7.3.6 Formulate plans for increasing or decreasing the registered capital of the Company, issuing bonds or other securities and publicly listing the Company;

7.3.7 Formulate plans for major acquisitions, mergers, divisions, or dissolution of the Company;

7.3.8 Within the scope authorized by the Shareholders’ meeting, determine the venture capital investment, asset mortgage and other warrantee actions of the Company;

7.3.9 Hire or fire the Company’s General Manager and CFO; in accordance with nominations from the General Manager, hire or fire senior managers such as the Deputy General Manager(s), and determine the compensation and rewards and punitive measures for senior management;

7.3.10 Establish plans for amending the Company’s Articles of Incorporation;

7.3.11 Listen to the General Manager’s work report and inspect the General Manager’s performance;

7.3.12 Other powers as stipulated by laws, regulations or the Company’s Articles of Incorporation, and authorized by the Shareholders’ meeting.

7.4 The Company’s Board of Directors should explain to the Shareholders’ meeting the reservations expressed in the registered accountant’s auditing report on the Company’s financial report.

7.5 The Board of Directors shall establish the regulations for the Board Meetings, to guarantee the efficient operation and systematic decision making of the Board of Directors and in order to ensure the diligent fulfillment of Board responsibilities.

Article 8 Management Institution

8.1 The Company shall establish a Management Institution, which is responsible for the daily operational management of the Company. The Management Institution shall have one (1) General Manager, appointed by Party B; there shall be two (2) Deputy General Managers, one each appointed by Parties A and B; Party A shall appoint the CFO. The General Manager, Deputy General Managers and CFO shall be hired and fired by the Board of Directors; other management shall be appointed by Party B in accordance with the Company’s operational needs.

8.2 The General Manager reports to the Board of Directors, and has the following official powers in accordance with the “Company Law” and the Company’s Articles of Incorporation:

8.2.1 Direct the management of Company operations, organize implementation of the resolutions of the Board of Directors;

8.2.2 Formulate the Company’s annual plan and investment plans;

8.2.3 Formulate the Company’s internal management structure plan;

8.2.4 Formulate the Company’s basic management system;

8.2.5 Establish the Company’s rules and regulations;

8.2.6 Submit hiring and firing recommendations for Deputy General Managers to the Board of Directors;

8.2.7 Hire or fire management not the responsibility of the Board of Directors to hire or fire;

8.2.8 Other powers vested by the Company’s Articles of Incorporation or authorized by the Board of Directors.

8.2.9 Fully responsible for implementation of projects authorized by the Company’s Board of Directors, sign relevant contracts, agreements and other legal documents as authorized by the Board of Directors.

8.3. The Deputy General Managers shall assist the General Manager.

8.4. The General Manager, Deputy General Managers, CFO and other senior managers shall do their utmost to fulfill their duties; should any of them engage in graft or a serious neglect of their duties, they may be replaced at any time through a resolution of the Board of Directors. The new managers shall be determined in compliance with the conditions described in Article 8.1.

Article 9 Taxes, Finances, Auditing and Labor Management

9.1 The Company shall pay all taxes in accordance with relevant laws and regulations.

9.2 The Company’s accounting year shall begin on January 1 and end on December 31.

9.3 The Company shall establish an accounting system in accordance with the relevant PRC accounting system regulations.

9.4 Within the accounting year, the Company shall, during the last 10 days of each month, produce a monthly financial report, copies of which shall be submitted to Parties A, B and C. The Company shall, in the last 30 days of the accounting year, create an annual financial report, copies of which shall be submitted to each shareholder and each member of the Board of Directors. The annual financial report must be verified for accuracy by an accounting firm that meets auditing qualifications.

9.5 At any time during the 3 months following the end of the fiscal year, Parties A, B and C have the right to appoint an accounting firm to examine the Company’s operational accounts and records. The associated fees shall be the responsibility of Parties A, B and C.

9.6 The recruitment, hiring, dismissal, salary, benefits and reward packages for employees of the Company shall be regulated by the collective or individual employment contracts which are set by the Board of Directors in accordance with relevant national labor management regulations and implementation provisions.

Article 10 Liability for Breach of Contract

10.1 Should Party A, B or C fail to promptly make capital contributions on the date or in the amount stipulated herein, starting calculations from the 1st month of delayed payment, every month of delay shall cause the party in breach of contract to pay a fine of 10% of the amount owed. If the payment is delayed by 3 months, in addition to the party in breach owing a fine equal to 20% of the accumulated owed capital contribution, the party not in breach of contract has the right to demand termination of this Contract and to require the party in breach of contract to compensate for losses.

10.2 Should one party be at fault such that this contract cannot be executed in whole or in part, the party at fault shall be held liable for breach of contract; if the fault is joint, then in accordance with the actual situation, each party found to be at fault shall be held liable for its portion of responsibility for fault.

10.3 Should unresolved issues from prior to Jiancheng Real Estate’s signature on this contract (or on the baseline date for fiscal auditing) cause the Company or Party B to incur loss, Party A shall be liable for compensation for such loss.

Article 11 Applicable Law and Dispute Resolution

11.1 Chinese law is applicable to this Contract.

11.2 Should a dispute arise, and consultations by the parties fail to reach resolution, any party may take the dispute to the People’s Court of jurisdiction for adjudication.

Article 12 Other

12.1 The terminology herein was jointly formed based on multiple discussions held by the three Parties, and is uniform in meaning. Interpretation of these terms by Parties A, B and C shall be based on the principle of honesty and trust, and shall not be distorted by any party in the execution of this Contract.

12.2 This Contract shall take effect on the date of signature and seal by the legal person of each Party.

12.3 This Contract shall be executed in 6 copies, with each Party to the Contract retaining one copy and with 3 copies to be used for the necessary procedures. Each copy has equally binding legal effect.

12.4 Upon this Contract taking effect, it supersedes all previous oral or written agreements by any Party to the contract. Should any such previous agreement contradict this Contract, this Contract shall supersede.

Party A: Zhengzhou General Construction Investment Company (sealed)

Legal representative (signature): (signed by Chen Xin)

Party B: Henan Xinyuan Real Estate Co., Ltd. (sealed)

Legal representative (signature): (signed by Zhong Yong)

Party C: Zhengzhou Jiantou Project Consulting Co., Ltd. (sealed)

Legal representative (signature): (signed by Chen Min)

Date: August 20, 2005

Location of Signature: Zhengzhou City, Henan Province